  SWIFT ENERGY COMPANY
N E W S

COMPANY CONTACT                                                                                                FOR IMMEDIATE RELEASE
Scott A. Espenshade
Director of Corporate Development
    and Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES SECOND QUARTER RESULTS:

EARNINGS OF $1.03 PER SHARE AFTER DEBT RETIREMENT EXPENSE;

CASH FLOW* OF $114 MILLION, OR $3.72 PER DILUTED SHARE

HOUSTON, August 2, 2007 – Swift Energy Company (NYSE: SFY) reported today net income for the second quarter of 2007 of $31.5 million or $1.03 per diluted share, a 17% decrease compared to the same period in 2006.  For purposes of period-to-period comparability, excluding the early debt retirement expenses of $12.8 million ($3.4 million of which was a non-cash charge), or $8.0 million or $0.26 per diluted share after-tax, net income would have increased 4% for the second quarter of 2007 to $39.5 million, or $1.29 per diluted share, compared to $38.2 million in net income, or $1.27 per diluted share, earned in the second quarter of 2006. (See reconciliation on page 4). Adjusted cash flow from operations (*cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) increased 14% to $114.0 million, or $3.72 per diluted share, compared to $100.2 million, or $3.34 per diluted share, for the second quarter of 2006.  Net cash provided by operating activities increased 20% to $120.1 million ($3.92 per diluted share) from $99.9 million ($3.33 per diluted share) in the 2006 period.

Production increased 9% for the second quarter of 2007 to 17.8 billion cubic feet equivalent (“Bcfe”) from the 16.3 Bcfe produced in the second quarter of 2006 and increased 1% sequentially from the 17.5 Bcfe produced in the first quarter of 2007. Second quarter 2007 production included domestic production of 15.5 Bcfe, a 19% increase, and 2.2 Bcfe of production in New Zealand, a 30% decrease, in both cases when compared to production in the same period in 2006.

Terry Swift, Chairman and CEO of Swift Energy, commented, “Swift Energy had an excellent second quarter that included strong domestic production and the refinancing of our 9-3/8% notes with 7-1/8% notes during a favorable market window.  Further, our production is now 72% crude oil and NGLs, which continues to aid our overall price realizations.  The strategic review of our New Zealand assets is well underway.  Our domestic production is expected to increase 10% to 13% year over year.  However, due to the timing delays with various projects domestically and production declines in New Zealand, we are reducing our overall production guidance for 2007 to a range of 1% to 3% growth.  Future increases in our production flexibility and capacities should come from facility additions and pressure maintenance projects in Lake Washington and a pipeline expansion in our Bay de Chene Field, all scheduled for completion in the first half of 2008. These projects along with work in our other fields

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should position us for production increases next year out of our South Louisiana region in response to continued development and exploration drilling.”

Six-Month Results for 2007

Through the first six months of 2007, Swift Energy had record production totaling 35.3 Bcfe, an increase of 7% from 32.9 Bcfe produced the same period last year. Total revenues for the first six months of 2007 were $309.3 million, up 9% from $283.3 million during the same period last year. During the first half of 2007, net income decreased 22% to $59.1 million ($1.93 per diluted share) from $75.5 million ($2.52 per diluted share) recorded in the first half of 2006. Cash flow before changes in working capital (a non-GAAP measure, see reconciliation on page 6) increased 7% in the first half of 2007 to $204.6 million ($6.70 per diluted share) from $191.8 million ($6.39 per diluted share) in the same period in 2006. Net cash provided by operating activities for the first half of 2007 increased 12% to $206.1 million ($6.74 per diluted share) from $183.8 million ($6.13 per diluted share) in the 2006 period. Increased revenues and cash flow in 2007 are primarily the result our increased levels of domestic production and complemented by higher New Zealand commodity price realizations.

Revenues and Expenses

Total revenues for the second quarter of 2007 increased 14% to $168.2 million from the $147.2 million of revenues generated in the second quarter of 2006.  This increase is attributable to increased levels of domestic crude oil production.

Lease operating expenses, before severance and ad valorem taxes, were $1.13 per thousand cubic feet equivalent (“Mcfe”) in the second quarter of 2007, a decrease of 1% compared to $1.14 per Mcfe for these expenses in the second quarter of 2006, which is attributable to the absence in the 2007 periodof the significant expenses related to hurricane repair activity incurred in South Louisiana last year.  General and administrative expenses increased to $0.59 per Mcfe during the second quarter 2007 from $0.47 per Mcfe in the same period in 2006.  This increase was primarily attributable to the expansion in our workforce and expensing of stock compensation.  Depreciation, depletion and amortization expense of $2.80 per Mcfe in the second quarter 2007 increased from $2.39 per Mcfe in the comparable period in 2006, primarily as a result of increased estimates for future development costs and additional capital expenditures during the last twelve months. Interest expense per unit increased 15% to $0.41 per Mcfe in the second quarter 2007 compared to $0.36 per Mcfe for the same period in 2006.  Also, severance and ad valorem taxes in the second quarter of 2007 were up to $1.05 per Mcfe from $0.98 per Mcfe in the comparable period in 2006 due to increased domestic crude oil and natural gas production.

Production & Pricing

Swift Energy’s second quarter 2007 production totaled 17.8 Bcfe, an increase of 9% from the 16.3 Bcfe produced in the same quarter of 2006 and an increase of 1% when compared to production in the first quarter of 2007.  Second quarter 2007 domestic production increased 19% to 15.5 Bcfe from the 13.1 Bcfe produced in the same quarter in 2006, primarily due to increased production from the South Louisiana region. Second quarter domestic production was also 2% higher than comparable domestic production in the first quarter 2007 principally due to production increases in Lake Washington and the South Bearhead Creek areas. Second quarter 2007 New Zealand production of 2.2 Bcfe decreased 30% from production in the same quarter in 2006 due to natural decline rate and no new drilling activity and sequentially decreased 4% from levels in the first quarter due to scheduled facility maintenance and natural production declines.

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        SWIFT/3

In the second quarter of 2007, Swift Energy realized an aggregate global average price of $9.44 per Mcfe, an increase of 6% from second quarter 2006 price levels, when the global price averaged $8.91 per Mcfe.  Domestically, the Company realized an aggregate average price of $10.06 per Mcfe, a slight increase over the $10.02 received in the second quarter of 2006.  In the second quarter of 2007, average domestic crude oil prices decreased 5% to $66.20 per barrel from $69.40 per barrel realized in the same period in 2006.  For the same periods, average domestic natural gas prices increased 24% to $7.56 per thousand cubic feet (“Mcf”) from $6.12 per thousand cubic feet realized in the same period in 2006.  Prices for natural gas liquids (“NGL”) domestically averaged $44.22 per barrel in the second quarter, an 8% increase over second quarter 2006 NGL prices.

In New Zealand, Swift Energy realized an average price of $5.11 per Mcfe in the second quarter 2007, an 18% increase over the $4.32 average received in the second quarter 2006.  The Company’s New Zealand based McKee blend crude oil sold for an average $75.17 per barrel compared to $73.90 per barrel in the same period in 2006.  Meanwhile, the Company had an average realized price of $3.36 per Mcf for its New Zealand natural gas in the second quarter of 2007, a 19% increase from the $2.83 per Mcf received in the comparable 2006 period, and its NGL contracts yielded an average price of $30.47 per barrel for the second quarter 2007 compared to $18.14 per barrel in the second quarter of 2006 or a 68% increase. The higher New Zealand natural gas and NGL prices are a function of being denominated in New Zealand dollars, which has been increasing in 2007 against the U.S. dollar.

Operations Update

Swift Energy completed 10 of 13 wells in the second quarter of 2007.  The Company completed 10 of 12 development wells, for a success rate of 83% for the quarter.  In the Company’s Lake Washington area in Plaquemines Parish, Louisiana, Swift Energy completed 5 of 7 development wells.  The Company completed 3 of 3 development wells targeting the Wilcox sand in its South Bearhead Creek area in Beauregard Parish, Louisiana.  Additionally, Swift Energy drilled and completed a development well in the Bay de Chene Field in Jefferson Parish, Louisiana and in the AWP Olmos area in McMullen County, Texas.  One exploration well was plugged and abandoned during the second quarter in Bay de Chene.

Due to the previously announced review of strategic alternatives in New Zealand, no drilling activity is planned there for the remainder of the year.  This strategic review is expected to be completed by year-end.

The Company had five barge rigs operating in the second quarter of 2007 in its South Louisiana region, one of which has just been released and will be replaced in the near future.  At this time, two of the barge rigs are drilling in Bay de Chene area and two rigs are operating in the Lake Washington area.  Currently, the Company also has a rig operating in the AWP Olmos area and a rig in the South Bearhead Creek area in Beauregard Parish, Louisiana.

Price Risk Management

Swift Energy currently has approximately 35% to 40% of its estimated third quarter domestic natural gas production covered with floors at an average NYMEX strike price of $7.11 per MMbtu.  Details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call
Swift Energy will conduct a live conference call today, August 2, at 9:00 a.m. CDT to discuss second quarter 2007 financial results.  To participate in this conference call, dial 973-339-3086 five to ten

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minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on August 2 through August 9, by dialing 973-341-3080 and using pin #8842168. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the adequate availability of production markets and facilities, skilled personnel, services and supplies; hurricanes or tropical storms affecting operations; volatility in oil or gas prices; and the uncertainty of finding, replacing, developing or acquiring reserves.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
(a)  Reconciliation of GAAP to non-GAAP Measures
(Unaudited)
(In Thousands

Three Months Ended,
June 30, 2007
Net Income	$31,510
Debt Retirement Expense	12,765
Tax effect of Debt Retirement Expense	(4,736)
Net Income Adjusted to back out Debt Retirement Expense	$39,539

Adjusted EPS Basic, to back out Debt Retirement Expense	$1.32
Adjusted EPS Diluted, to back out Debt Retirement Expense	$1.29

EPS Basic, (including Debt Retirement Expense)	$1.05
EPS Diluted, (including Debt Retirement Expense)	$1.03

(1)Management believes that the non-GAAP measures of net income and EPS excluding non-recurring costs or gains, such as debt retirement costs, are useful information to investors because such non-recurring costs or gains are often excluded by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

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        SWIFT/5

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Production, Per Share, and Price Amounts)

	Three Months Ended June 30,			Three Months Ended June 30,
	2007	2006	Percent Change	2007	2006	Percent Change
Revenues:
Oil & Gas Sales	$167,674	$144,994	16%	$308,703	$279,947	10%
Other	495	2,183	(77%)	559	3,399	(84%)
Total Revenue	$168,169	$147,177	14%	$309,262	$283,346	9%

Net Income	$31,510	$38,168	(17%)	$59,098	$75,483	(22%)
Basic EPS	$1.05	$1.31	(20%)	$1.98	$2.59	(24%)

Diluted EPS	$1.03	$1.27	(19%)	$1.93	$2.52	(23%)

Net Cash Provided By Operating Activities	$120,088	$99,855	20%	$206,055	$183,755	12%

Net Cash Provided By Operating Activities, Per Diluted Share	$3.92	$3.33	18%	$6.74	$6.13	10%

Cash Flow Before Working Capital Changes(1) (non-GAAP measure)	$113,989	$100,188	14%	$204,574	$191,783	7%

Cash Flow Before Working Capital Changes, Per Diluted Share	$3.72	$3.34	12%	$6.70	$6.39	5%

Weighted Average Shares Outstanding (Diluted)	30,613	30,028	2%	30,554	29,997	2%

EBITDA(1) (non-GAAP measure)	$106,212	$105,068	1%	$203,724	$204,403	(0%)

Production (Bcfe):	17.8	16.3	9%	35.3	32.9	7%
Domestic	15.5	13.1	19%	30.7	25.9	19%
New Zealand	2.2	3.2	(30%)	4.5	7.0	(35%)

Realized Price ($/Mcfe):	$9.44	$8.91	6%	$8.75	$8.52	3%
Domestic	$10.06	$10.02	0%	$9.32	$9.64	(3%)
New Zealand	$5.11	$4.32	18%	$4.90	$4.37	12%

(1)  See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.  These measures are not measure of financial performance under GAAP and should not be considered as an alternative to net income, cash flows from operations, investing, or financing activities, nor as liquidity measures or indicators of cash flows.

Note: Items may not total due to rounding

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        SWIFT/6

 SWIFT ENERGY COMPANY
Reconciliation of GAAP (a) to non-GAAP Measures
 (Unaudited)
(In Thousands)
Below is a reconciliation of EBITDA to Net Income and a reconciliation of Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.
	Three Months Ended
	June 30, 2007	June 30, 2006
NET INCOME TO EBITDA RECONCILIATIONS:

Net Income	$ 31,510	$ 38,168	(17%)
Provision for Income taxes	17,330	22,021
Interest Expense, Net	7,297	5,799
Depreciation, Depletion & Amortization(b)	50,075	39,080
EBITDA	$ 106,212	$ 105,068	1%

	Six Months Ended
	June 30, 2007	June 30, 2006

Net Income	$ 59,098	$ 75,483	(22%)
Provision for Income taxes	32,476	42,482
Interest Expense, Net	14,042	11,660
Depreciation, Depletion & Amortization(b)	98,108	74,778
EBITDA	$ 203,724	$ 204,403	(0%)

	Three Months Ended
	June 30, 2007	June 30, 2006
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities	$ 120,088	$ 99,855	20%
Changes in Assets and Liabilities:
Increase in Accounts Receivable	(4,284)	(707)
Increase in Accounts Payable and Accrued Liabilities	(5,730)	(705)
(Increase)/Decrease in Income Taxes Payable	90	(81)
Decrease in Accrued Interest	3,825	1,826
Cash Flow Before Working Capital Changes	$ 113,989	$ 100,188	14%

	Six Months Ended
	June 30, 2007	June 30, 2006
Net Cash Provided by Operating Activities	$ 206,055	$ 183,755	12%
Changes in Assets and Liabilities:
Increase/(Decrease) in Accounts Receivable	(5,883)	9,092
(Increase)/Decrease in Accounts Payable and Accrued Liabilities	1,531	(516)
(Increase)/Decrease in Income Taxes Payable	974	(549)
Decrease in Accrued Interest	1,897	1
Cash Flow Before Working Capital Changes	$ 204,574	$ 191,783	7%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation
Note: Items may not total due to rounding

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        SWIFT/7

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2007	As of December 31, 2006

Assets:
Current Assets:
Cash and Cash Equivalents	$7,216	$1,058
Other Current Assets	89,045	91,515
Total Current Assets	96,261	92,573

Oil and Gas Properties	2,568,149	2,376,969
Other Fixed Assets	31,593	28,040
Less-Accumulated DD&A	(1,019,663)	(921,697)
	1,580,079	1,483,312
Other Assets	10,047	9,797
	$1,686,387	$1,585,682

Liabilities:
Current Liabilities	$127,165	$145,975
Long-Term Debt	400,000	381,400
Deferred Income Taxes	257,004	224,967
Asset Retirement Obligation	34,696	33,695
Lease Incentive Obligation	1,609	1,728
Stockholders’ Equity	865,913	797,917
	$1,686,387	$1,585,682
Note: Items may not total due to rounding

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        SWIFT/8

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Mcfe Amounts

	Three Months Ended		Six Months Ended

	June 30, 2007	Per Mcfe	June 30, 2007	Per Mcfe

Revenues:
Oil & Gas Sales	$167,674	$9.44	$308,703	$8.75
Other Revenue	495	0.03	559	0.02
	168,169	9.47	309,262	8.77

Costs and Expenses:
General and administrative, net	10,501	0.59	19,030	0.54
Depreciation, Depletion & Amortization	49,679	2.80	97,326	2.76
Accretion of asset retirement obligation (ARO)	396	0.02	782	0.02
Lease Operating Costs	20,126	1.13	38,430	1.09
Severance & Other Taxes	18,565	1.05	35,313	1.00
Interest Expense, Net	7,297	0.41	14,042	0.40
Debt retirement cost	12,765	0.72-	12,76512,765	0.360.36-

Total Costs & Expenses	119,329	6.72	217,688	6.17

Income before Income Taxes	48,840	2.75	91,574	2.60
Provision for Income Taxes	17,330	0.98	32,476	0.92
Net Income	$31,510	$1.77	$59,098	$1.68

Additional Information:
Capital Expenditures	$76,272		$189,646
Capitalized Geological & Geophysical	$7,062		$15,461
Capitalized Interest Expense	$2,445		$4,950
Deferred Income Tax	$17,323		$32,443

Note: Items may not total due to rounding

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        SWIFT/9

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)	Six Months Ended,
	June 30, 2007	June 30, 2006

Cash Flows From Operating Activities:
Net Income	$59,098	$75,483
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities -
Depreciation, Depletion, and Amortization	97,326	74,284
Accretion of Asset Retirement Obligation (ARO)	782	494
Deferred Income Taxes	32,443	41,098
Stock-based Compensation	5,147	3,241
Debt Retirement Cost – Cash and Non-Cash	12,765	---
Other	(2,987)	(2,817)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	5,883	(9,092)
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(1,531)	516
Increase/(Decrease) in Income Taxes Payable	(974)	549
Decrease in Accrued Interest	(1,897)	(1)

Net Cash Provided by Operating Activities	206,055	183,755

Cash Flows From Investing Activities:
Additions to Property and Equipment	(189,646)	(183,856)
Proceeds from the Sale of Property and Equipment	215	20,306
Net Cash Distributed as Operator of Oil & Gas Properties	(17,263)	(5,911)
Net Cash Received as Operator of Oil & Gas Partnerships and Joint Ventures	485	226
Other	---	572

Net Cash Used in Investing Activities	(206,209)	(168,663)

Cash Flows from Financing Activities:
Proceeds from Long Term Debt	250,000	---
Payments of Long Term Debt	(200,000)	---
Net Payments of Bank Borrowings	(31,400)	---
Net Proceeds from Issuance of Common Stock	2,244	3,081
Excess Tax Benefits from Stock-Based Awards	---	896
Purchase of Treasury Shares	(955)	---
Payments of Debt Retirement Costs	(9,376)	---
Payments of Debt Issuance Costs	(4,201)	---

Net Cash Provided by Financing Activities	6,312	3,977

Net Increase in Cash and Cash Equivalents	6,158	19,069

Cash and Cash Equivalents at the Beginning of the Period	1,058	53,005

Cash and Cash Equivalents at the End of the Period	$7,216	$72,074

Note: Items may not total due to rounding

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        SWIFT/10

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2007	Mar. 31, 2007	Percent Change	June 30, 2006	Percent Change

Total Company Production:
Oil & Natural Gas Equivalent (Bcfe)	17.76	17.51	1%	16.28	9%
Natural Gas (Bcf)	5.06	5.42	(7%)	5.63	(10%)
Crude Oil (MBbl)	1,934	1,836	5%	1,636	18%
NGL (MBbl)	182	180	1%	138	32%

Domestic Production:
Oil & Natural Gas Equivalent (Bcfe)	15.54	15.21	2%	13.10	19%
Natural Gas (Bcf)	3.50	3.77	(7%)	3.36	4%
Crude Oil (MBbl)	1,872	1,773	6%	1,554	20%
NGL (MBbl)	134	133	1%	70	91%

New Zealand Production:
Oil & Natural Gas Equivalent (Bcfe)	2.22	2.31	(4%)	3.17	(30%)
Natural Gas (Bcf)	1.56	1.65	(5%)	2.27	(31%)
Crude Oil (MBbl)	62	62	(1%)	82	(24%)
NGL (MBbl)	48	48	1%	68	(29%)

Total Company Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$9.44	$8.05	17%	$8.91	6%
Natural Gas ($/Mcf)	$6.26	$5.14	22%	$4.79	31%
Crude Oil ($/Bbl)	$66.48	$58.07	14%	$69.63	(5%)
NGL ($/Bbl)	$40.60	$36.48	11%	$29.72	37%

Domestic Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$10.06	$8.56	17%	$10.02	0%
Natural Gas ($/Mcf)	$7.56	$5.92	28%	$6.12	24%
Crude Oil ($/Bbl)	$66.20	$57.87	14%	$69.40	(5%)
NGL ($/Bbl)	$44.22	$39.90	11%	$40.85	8%

New Zealand Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$5.11	$4.69	9%	$4.32	18%
Natural Gas ($/Mcf)	$3.36	$3.36	0%	$2.83	19%
Crude Oil ($/Bbl)	$75.17	$64.01	17%	$73.90	2%
NGL ($/Bbl)	$30.47	$26.96	13%	$18.14	68%

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        SWIFT/11

SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2007
GUIDANCE ESTIMATES

	Actual For Second Quarter 2007	Guidance For Third Quarter 2007	Guidance For Full Year 2007

Production Volumes (Bcfe)	17.8	17.0 – 18.2	70.5 – 72.0
Domestic Volumes (Bcfe)	15.5	15.2 – 16.0	62.5 – 64.0
New Zealand Volumes (Bcfe)	2.2	1.8 – 2.2	8.0 – 8.5
Production Mix:
Domestic
Natural Gas (Bcf)	3.5	3.5 – 3.8	14.6 – 15.3
Crude Oil (MBbl)	1,872	1,825 – 1,875	7,320 – 7,450
Natural Gas Liquids (MBbl)	134	125 – 150	545 - 595
New Zealand
Natural Gas (Bcf)	1.6	1.3 – 1.5	5.7 – 6.1
Crude Oil (MBbl)	62	40– 50	210 - 225
Natural Gas Liquids (MBbl)	48	45 – 55	185 - 200
Product Pricing (Note 1):
Domestic Pricing:
Natural Gas (per Mcf)
NYMEX differential (Note 2)	$0.01	($0.50) – ($1.00)	($0.75) - ($1.50)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	$1.18	($1.50) – $1.00	($2.00) - ($3.00)
NGL (per Bbl)
Percent of NYMEX Crude	68%	55% – 65%	55% - 65%
New Zealand Pricing:
Natural Gas (per Mcf) (Note 4)	$3.36	$3.00 – $3.25	$3.15 -- $3.35
Crude Oil (per Bbl)
NYMEX differential (Note 3 & 5)	$10.15	($1.00) - $2.00	($0.00) - $2.50
NGL (per Bbl)
Contract Price (Note 6)	$30.47	$25.00 - $28.00	$20.00 - $24.00
Oil & Gas Production Costs:
Domestic
Lease Operating Costs (per Mcfe)	$1.04	$0.95 - $1.05	$1.00 - $1.10
Severance & Ad Valorem Taxes
(as % of Revenue dollars)	11.6%	11.5% - 12.5%	11.5% - 12.5%
New Zealand
Lease Operating Costs (per Mcfe)	$1.78	$1.55 - $1.65	$1.60 - $1.70
Government Royalty
(as % of Revenue dollars)	6.8%	8.0% - 9.0%	7.0% - 9.0%

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        SWIFT/12

SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2007
GUIDANCE ESTIMATES
(In Thousands Except Per Production Unit Amounts)

	Actual For Second Quarter 2007	Guidance For Third Quarter 2007	Guidance For Full Year 2007
Other Costs:
G&A per Mcfe	$0.59	$0.56 - $0.61	$0.53 - $0.58
Interest Expense per Mcfe	$0.41	$0.30 - $0.35	$0.37 - $0.41
DD&A per Mcfe	$2.80	$2.85 - $2.90	$2.80 - $2.90
Supplemental Information:
Capital Expenditures
Operations	$ 66,765	$ 90,000 - $ 98,200	$342,000 - $368,000
Acquisition/Dispositions, net	$ --	$ 0 - $ 0	$ (5,000 - $10,000)
Capitalized G&G (Note 7)	$ 7,062	$ 7,500 - $ 9,000	$ 28,000 - $ 30,000
Capitalized Interest	$ 2,445	$ 2,500 - $ 2,800	$ 10,000 - $12,000
Total Capital Expenditures	$ 76,272	$100,000 - $110,000	$375,000 - $400,000

Basic Weighted Average Shares	29,930	30,000 - 30,400	30,200 - 30,600
Diluted Computation:
Weighted Average Shares	30,613	30,600 - 31,000	31,000 - 31,400

Effective Tax Rate (Note 8)	35.5%	36.0% - 37.0%	37.0% - 38.0%
Deferred Tax Percentage	100%	85% - 95%	85% - 95%

Note 1: Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).

Note 2: Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.

Note 3: Average of daily WTI NYMEX futures price during the calendar period reflects the best benchmark for the daily price received for the majority of domestic crude oil sales.
Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.
Note 5: New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.
Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.
Note 7: Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 8: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially adequate availability of production facilities and markets, skilled personnel, services and supplies; hurricanes or tropical storms affecting operations; the uncertainty of finding, replacing, developing or acquiring reserves; and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on many factors, including existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, hurricanes and tropical storms, engineering and geologic information and changes in market conditions.

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